Exhibit 99.3

Unaudited Pro Forma Financial Information as of and for the Nine Months Ended September 30, 2019
and for the Year Ended December 31, 2018

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On January 3, 2020, Piper Jaffray Companies (“PJC”) completed the purchase of SOP Holdings, LLC and its subsidiaries, including Sandler O’Neill & Partners, L.P. (collectively, “Sandler O’Neill”). Sandler O’Neill is a full-service investment banking firm and broker dealer focused on the financial services industry. The purchase was completed pursuant to the Agreement and Plans of Merger dated July 9, 2019. Effective as of the closing of the transaction, PJC changed its name to Piper Sandler Companies (the “Company”).

The transaction was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, “Business Combinations.” The assets and liabilities of Sandler O’Neill were recorded as of the acquisition date at their respective estimated fair values and consolidated with the Company’s assets and liabilities. The total consideration of $485.0 million, for which the Company received $100.0 million of tangible book value, consisted of $350.0 million in cash and $135.0 million in restricted consideration, primarily in restricted stock. In addition, the Company entered into acquisition-related compensation agreements with certain employees of $115.0 million, primarily in restricted stock, for retention purposes. The consideration paid and retention-related awards are described further in Note 1 of these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements have been prepared to assist in the analysis of the financial effects of the acquisition of Sandler O’Neill by the Company. The unaudited pro forma condensed combined statement of financial condition presents PJC’s historical financial position combined with Sandler O’Neill as if the acquisition had occurred on September 30, 2019. The unaudited pro forma condensed combined statements of operations present the results of PJC’s operations combined with Sandler O’Neill as if the acquisition had occurred on January 1, 2018. The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements. Such adjustments do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition.

Based on the Company’s review of Sandler O’Neill’s summary of significant accounting policies disclosed in its historical financial statements and related notes, the nature and amount of any adjustments to the historical financial statements of Sandler O’Neill to conform their accounting policies to those of the Company are not expected to be significant.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had PJC and Sandler O’Neill been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate historical (i) audited financial statements of PJC included in our Annual Report on Form 10-K for the year ended December 31, 2018, (ii) unaudited financial statements of PJC included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, and (iii) audited financial statements of Sandler O’Neill for the years ended December 31, 2018, 2017 and 2016, and unaudited financial statements for the nine months ended September 30, 2019 and 2018 provided as Exhibits 99.1 and 99.2 hereto.

Piper Sandler Companies
Unaudited Pro Forma Condensed Combined Statement of Financial Condition
September 30, 2019

	Historical
(Amounts in thousands)	PJC	Sandler O’Neill	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$24,005	$200,384	$(358,900)	a	$40,436
			175,000	b
			(53)	c
Receivables from brokers, dealers and clearing organizations	175,352	13,122	—		188,474
Financial instruments and other inventory positions owned	308,937	1,741	—		310,678
Financial instruments and other inventory positions owned and pledged as collateral	361,428	—	—		361,428
Total financial instruments and other inventory positions owned	670,365	1,741	—		672,106

Fixed assets, net	30,619	7,228	(192)	c	37,655
Goodwill	88,215	—	47,161	d	135,376
Intangible assets, net	16,749	—	157,800	e	174,549
Investments	155,548	—	—		155,548
Net deferred income tax assets	61,361	—	—		61,361
Right-of-use lease asset	41,687	31,689	—		73,376
Other assets	79,936	12,176	(46)	c	92,066
Total assets	$1,343,837	$266,340	$20,770		$1,630,947

Liabilities and Shareholders’ Equity
Short-term financing	$49,962	$—	$—		$49,962
Senior notes	—	—	175,000	b	175,000
Payables to brokers, dealers and clearing organizations	4,857	—	—		4,857
Financial instruments and other inventory positions sold, but not yet purchased	214,090	81	—		214,171
Accrued compensation	196,033	48,296	(29)	c	244,300
Accrued lease liability	59,162	38,943			98,105
Other liabilities and accrued expenses	57,629	22,167	1,301	c,f	81,097
Total liabilities	581,733	109,487	176,272		867,492

Shareholders’ equity:
Common stock	195	—	—		195
Additional paid-in capital	757,384	—	2,700	a	760,084
Retained earnings	225,203	148,803	(150,152)	c,f,g	223,854
Less common stock held in treasury, at cost	(284,578)	—	—		(284,578)
Accumulated other comprehensive loss	(1,463)	—	—		(1,463)
Total common shareholders’ equity	696,741	148,803	(147,452)		698,092

Noncontrolling interests	65,363	8,050	(8,050)	h	65,363
Total shareholders’ equity	762,104	156,853	(155,502)		763,455

Total liabilities and shareholders’ equity	$1,343,837	$266,340	$20,770		$1,630,947

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Piper Sandler Companies
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2019

	Historical
(Amounts in thousands, except per share data)	PJC	Sandler O’Neill	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Investment banking	$410,992	$170,994	$(264)	c	$581,722
Institutional brokerage	113,983	71,631	—		185,614
Interest	20,911	3,209	—		24,120
Investment income	17,622	—	—		17,622
Total revenues	563,508	245,834	(264)		809,078

Interest expense	7,813	101	6,653	i	14,567
Net revenues	555,695	245,733	(6,917)		794,511

Non-interest expenses:
Compensation and benefits	346,471	95,622	52,358	j	546,110
			51,659	k
Outside services	24,864	11,635	(342)	c	36,157
Occupancy and equipment	26,368	7,218	(164)	c	33,422
Communications	22,599	6,683	—		29,282
Marketing and business development	21,355	11,966	—		33,321
Deal-related expenses	17,840	4,034	—		21,874
Trade execution and clearance	6,593	570	—		7,163
Restructuring and integration costs	12,538	—	(3,703)	l	8,835
Intangible asset amortization	2,735	—	8,858	m	11,593
Other operating expenses	9,235	5,648	(5)	c	14,878
Total non-interest expenses	490,598	143,376	108,661		742,635

Income from continuing operations before income tax expense	65,097	102,357	(115,578)		51,876

Income tax expense	10,729	1,345	24,101	n	7,450
			(28,725)	o
Income from continuing operations	54,368	101,012	(110,954)		44,426

Net income applicable to noncontrolling interests	5,087	3,050	(3,050)	p	5,087
Net income from continuing operations applicable to Piper Sandler Companies	$49,281	$97,962	$(107,904)		$39,339

Net income from continuing operations applicable to Piper Sandler Companies’ common shareholders	$46,740	$—	$—		$37,215

Earnings per basic common share
Income from continuing operations	$3.46				$2.75

Earnings per diluted common share
Income from continuing operations	$3.37				$2.64

Weighted average number of common shares outstanding
Basic	13,502		34		13,536
Diluted	13,882		216		14,098

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Piper Sandler Companies
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2018

	Historical
(Amounts in thousands, except per share data)	PJC	Sandler O’Neill	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Investment banking	$588,978	$254,386	$(392)	c	$842,972
Institutional brokerage	124,738	85,748	—		210,486
Interest	32,749	3,220	—		35,969
Investment income	11,039	—	—		11,039
Total revenues	757,504	343,354	(392)		1,100,466

Interest expense	16,551	109	8,870	i	25,530
Net revenues	740,953	343,245	(9,262)		1,074,936

Non-interest expenses:
Compensation and benefits	488,487	131,859	89,506	j	783,770
			73,918	k
Outside services	36,528	2,343	(427)	c	38,444
Occupancy and equipment	34,194	11,659	(266)	c	45,587
Communications	28,656	9,530	—		38,186
Marketing and business development	26,936	14,817	—		41,753
Deal-related expenses	25,120	5,293	—		30,413
Trade execution and clearance	8,014	1,220	—		9,234
Restructuring and integration costs	3,498	—	—		3,498
Intangible asset amortization	4,858	—	35,386	m	40,244
Other operating expenses	12,173	7,418	(8)	c	19,583
Total non-interest expenses	668,464	184,139	198,109		1,050,712
Income from continuing operations before income tax expense	72,489	159,106	(207,371)		24,224

Income tax expense	18,046	3,937	35,598	n	6,076
			(51,505)	o
Income from continuing operations	54,443	155,169	(191,464)		18,148
Net income/(loss) applicable to noncontrolling interests	(1,206)	4,674	(4,674)	p	(1,206)
Net income from continuing operations applicable to Piper Sandler Companies	$55,649	$150,495	$(186,790)		$19,354
Net income from continuing operations applicable to Piper Sandler Companies’ common shareholders	$48,776	$—	$—		$13,518

Earnings per basic common share
Income from continuing operations	$3.68				$1.02

Earnings per diluted common share
Income from continuing operations	$3.63				$0.98

Weighted average number of common shares outstanding
Basic	13,234		34		13,268
Diluted	13,425		392		13,817

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Description of Transaction and Basis of Presentation

On January 3, 2020, Piper Jaffray Companies (“PJC”) completed the purchase of SOP Holdings, LLC and its subsidiaries, including Sandler O’Neill & Partners, L.P. (collectively, “Sandler O’Neill”). Sandler O’Neill is a full-service investment banking firm and broker dealer focused on the financial services industry. The purchase was completed pursuant to the Agreement and Plans of Merger dated July 9, 2019. Effective as of the closing of the transaction, PJC changed its name to Piper Sandler Companies (“PSC” or the “Company”).

The transaction was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations,” (“ASC 805”). The assets and liabilities of Sandler O’Neill were recorded as of the acquisition date at their respective estimated fair values and consolidated with the Company’s assets and liabilities.

The acquisition-date fair value of consideration transferred was $485.0 million, for which the Company received $100.0 million of tangible book value. The transaction included $350.0 million in cash and $135.0 million in restricted consideration, primarily in restricted stock. PSC issued 1,568,670 shares of the Company’s restricted stock with a fair value of approximately $125.0 million based on the market price of its common stock on the date of acquisition. These restricted shares are generally subject to ratable vesting over a three-year period and employees must fulfill service requirements in exchange for the right to the restricted shares. In addition, the Company entered into acquisition-related compensation agreements with certain employees of $115.0 million, primarily in restricted stock, for retention purposes. The retention-related awards are also subject to certain vesting restrictions and employees must remain continuously employed by PSC for the respective vesting period. A portion of the purchase price payable in cash was funded by proceeds from the issuance of fixed rate senior notes (“Notes”) in the amount of $175.0 million pursuant to the Note Purchase Agreement dated October 15, 2019, with certain entities advised by Pacific Investment Management Company LLC.

Identifiable intangible assets in the transaction consisted of customer relationships and the trade name with acquisition-date fair values of $72.4 million and $85.4 million, respectively. PSC expects to amortize the fair value of the customer relationships over a weighted average life of 2.4 years based on the pattern in which the economic benefits of these intangible assets will be consumed. The trade name will be utilized indefinitely. Indefinite-lived assets are not subject to amortization, but will be tested for impairment in accordance with FASB ASC Topic 350, “Intangibles - Goodwill and Other,” (“ASC 350”).

Goodwill represents the excess of the acquisition-date fair value of the consideration transferred over the amount of acquisition- date identifiable assets acquired net of assumed liabilities. Goodwill is not subject to amortization, but will be tested for impairment in accordance with ASC 350. In the event that management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.     Pro Forma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions, and are subject to change. The following adjustments have been reflected in the “Pro Forma Adjustments” column and cross-referenced in the “Notes” column in the unaudited pro forma condensed combined financial statements:

(a)	To record the cash and equity consideration paid by the Company in the consummation of the acquisition;
(b)	To record the issuance of the Notes to partially finance the transaction;
(c)	To exclude certain Sandler O’Neill legal entities that were not acquired as part of the acquisition;
(d)	To record goodwill generated in the acquisition;
(e)	To record the fair value of Sandler O’Neill’s identifiable intangible assets;
(f)	To record transaction costs not yet incurred or recognized by the Company as of September 30, 2019;
(g)	To eliminate Sandler O’Neill’s historical balances of members’ capital;
(h)	To eliminate Sandler O’Neill’s historical balances of noncontrolling interests;
(i)	To record interest expense on debt incurred by the Company to fund a portion of the purchase price;
(j)	To record compensation and benefits expense for the amortization of the restricted stock and restricted cash which is amortized over the requisite service period;
(k)	To adjust compensation and benefits expense for the cost that would have been incurred had Sandler O’Neill partners been included in PJC’s employee compensation arrangements;

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(l)	To eliminate non-recurring costs directly attributable to the transaction which were incurred during the first nine months of 2019;
(m)	To amortize Sandler O’Neill’s intangible assets based upon the pattern in which the economic benefits of the amortizable intangible assets will be consumed;
(n)	To reflect income tax effects of applying the Company’s statutory tax rates;
(o)	To record income tax effects for the pro forma adjustments at the Company’s statutory tax rates; and
(p)	To eliminate Sandler O’Neill’s historical net income applicable to noncontrolling interests.

The pro forma combined income tax expense does not necessarily reflect the amounts that would have resulted had PJC and Sandler O’Neill filed a consolidated income tax return during the periods presented.

There were no intercompany balances or transactions between PJC and Sandler O’Neill as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The Company has not identified any pre-merger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated as of the acquisition date. Prior to the end of the measurement period, if information becomes available which would indicate it is probable that such event had been incurred at the acquisition date and the amounts can be reasonably estimated, such items will be recorded at fair value, as an adjustment to goodwill, in accordance with ASC 805.

3.     Pro Forma Earnings per Common Share

The pro forma combined earnings per basic and diluted common share are based on the number of the Company’s shares of common stock used in computing earnings per basic and diluted common share using the two-class method and adjusted to give effect to shares subsequently issued or assumed to be issued had the transaction taken place at the beginning of the period presented.